Exhibit 99.1



NEWS RELEASE

            Contact: David E. Bosher, Vice President and Treasurer (analysts)
                     (804) 287-5685
                     Teri Schrettenbrunner, Director of Public Relations (media)
                     (804) 287-6260

                    CADMUS RECORDS 63% INCREASE IN NET INCOME
                SALES AND EARNINGS SET RECORDS FOR THIRD QUARTER

RICHMOND,  VA,  April  23,  1998 -  Cadmus  Communications  Corporation  (NASDAQ
NMS:CDMS) today reported a 63% increase in net income to $3.3 million, or $.40 per share, for its third quarter ended March 31, 1998, compared to net income of $2.0 million, or $.25 per share in the third quarter of fiscal 1997. The quarter's results also represented the highest third quarter sales and earnings in the Company's history, exceeding the previous high recorded in the same quarter of fiscal 1995. There were 8,176,000 weighted average outstanding shares for the third quarter of fiscal 1998, compared to 8,050,000 weighted average outstanding shares for the same period of last year.

Sales for the third quarter of fiscal 1998 rose 4% to $101.2 million from $97.0 million in the third quarter of fiscal 1997. Fiscal 1997 third quarter results included sales from several businesses discontinued in the restructuring actions taken by the Company in the fourth quarter of fiscal 1997. Adjusted for the discontinued businesses, sales growth was 10% in the third quarter. Marketing Communications sales, adjusted for the discontinued businesses, rose 23%. This increase was driven by double-digit sales growth from the Company's packaging/promotional, financial communications, and tactical marketing product lines. Professional Communications sales rose 1% due to higher sales of trade association/educational institution magazines.

Cadmus' gross profit margin improved to 23.4% of sales in the third quarter of fiscal 1998 from 22.3% last year due to the favorable impact of cost reductions and the closing of unprofitable operations related to the fiscal 1997 restructuring program. Selling, general and administrative expenses declined as a percent of sales to 16.0%, compared to 16.4% last year.

Operating income rose 31% in the third quarter to a record $7.5 million from $5.7 million in the same period of fiscal 1997. Cadmus' operating margin also continued to improve, rising to 7.4% of sales, compared to 5.9% in the third quarter of fiscal 1997 and 7.1% in the second quarter of fiscal 1998.



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Cadmus Communications Corporation
Page 2


C. Stephenson Gillispie, Jr., chairman, president and chief executive officer, stated, "We are extremely proud of our record earnings this quarter. This performance is the result of continued improvement in both of our business sectors. In our Marketing Communications sector, operating margins expanded nicely, driven by strong internal sales growth, an improved product mix, and the positive impact of our restructuring actions. In our highly profitable Professional Communications sector, we recorded improvement in year-over-year operating margins for the eighth consecutive quarter. Based on our strong year-to-date performance, a continuation of positive trends in several of our key businesses, the successful execution of our restructuring actions, and expected profitability improvement in our point-of-purchase business as a result of the Germersheim acquisition, we are confident we will achieve our fiscal 1998 financial goals and see further improvement for fiscal 1999."

Net income for the nine-month period ended March 31, 1998 was $8.2 million, or $1.01 per share compared to $5.9 million, or $.73 per share recorded in the same period of last year. Weighted average shares outstanding were 8,140,000 and 8,045,000 for the first nine months of fiscal years 1998 and 1997, respectively. Sales for the nine months ended March 31, 1998 totaled $289.6 million, compared to $288.2 million recorded in the same period last year.

Headquartered in Richmond, Virginia, Cadmus Communications Corporation provides customers with integrated information and communications solutions. Its services include corporate identity marketing, advertising, custom publishing, direct marketing, financial communication, interactive media, point-of-purchase and promotional marketing, specialty packaging, software duplication, catalog production, magazine production and general commercial printing. In addition, Cadmus is the world's largest producer of scientific, technical and medical journals.

----------------------------

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

Information in this release relating to Cadmus' future prospects and performance are "forward-looking statements" and, as such, are subject to certain risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to: (1) continuing competitive pricing in the markets in which the Company competes, (2) the gain or loss of significant customers or the decrease in demand from existing customers, (3) the timing of significant orders received from customers, (4) changes in the Company's product sales mix, (5) the effective integration of recent acquisitions, (6) the performance of new management and leadership teams in the Company and its divisions, (7) the impact of industry consolidation among key customers, and (8) continued strength in the U.S. capital markets.

                     **(See attached financial highlights)**


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


               CADMUS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)


                                                         Three Months Ended                  Nine Months Ended
                                                              March 31,                          March 31,
                                                    ------------------------------      ----------------------------

                                                      1998               1997              1998             1997
                                                    ----------        ------------      -----------       ----------

Net sales                                          $  101,234        $     97,018      $   289,644       $  288,172

Operating expenses:
    Cost of sales                                      77,512              75,350          223,706          224,224
    Selling and administrative                         16,207              15,928           45,933           47,204
     Restructuring gain                                   ---                 ---              ---             (250)
                                                   ----------        ------------      -----------       ----------
                                                       93,719              91,278          269,639          271,178

Operating income                                        7,515               5,740           20,005           16,994

Interest and other expenses:
    Interest                                            1,771               1,822            5,564            5,991
    Other, net                                            419                 644            1,060            1,427
                                                   ----------        ------------      -----------       ----------
                                                        2,190               2,466            6,624            7,418

Income before income taxes                              5,325               3,274           13,381            9,576

Income taxes                                            2,050               1,260            5,152            3,686
                                                   ----------        ------------      -----------       ----------

Net income                                         $    3,275        $      2,014      $     8,229       $    5,890
                                                   ==========        ============      ===========       ==========


Diluted net income per share                       $      .40        $        .25      $      1.01       $      .73
                                                   ==========        ============      ===========       ==========


Weighted average common shares
    outstanding                                         8,176               8,050            8,140            8,045
                                                   ==========        ============      ===========       ==========